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                                Exhibit 10.19.2
                                ---------------

               AMENDMENT NO. 1, dated as of 21 December 1999 (this "Amendment"), to the Revolving Credit Facility Agreement, dated as of 29 August 1997 (the "Facility Agreement"), between Capital One Finance Company and Capital One Inc. (the "Original Borrowers"), Capital One Financial Corporation (the "Original Guarantor"), Bank of Montreal, BZW, Chase Manhattan plc, and Deutsche Bank AG London as Arrangers, Barclays Bank PLC as Facility Agent, Barclays Bank PLC as Sterling Agent, Bank of Montreal as Canadian Dollar Agent and the Banks.


                                   RECITALS

     WHEREAS, the Borrowers and the Guarantors wish to amend certain provisions of the Facility Agreement, as provided herein in accordance with Section 44 of the Facility Agreement;

     NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:

     SECTION 1.  Definitions.  Capitalized terms used herein and not otherwise
                 -----------
defined herein shall have the meanings specified in the Facility Agreement.

     SECTION 2.  Amendment of Section 1.1.
                 ------------------------

     (a) Section 1.1 of the Facility Agreement shall be amended by inserting the following new definitions in the correct alphabetical locations:

          (i) "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property.

          (ii) "Receivables" means, with respect to any Obligor, any amount owing, from time to time, with respect to a credit card, consumer revolving or consumer installment loan account, home equity line of credit or residential mortgage loan account or other consumer receivable owned by such Obligor, including, without limitation, amounts owing for payment of goods and services, cash advances, convenience checks, annual membership fees, finance charges, late charges, credit insurance premiums and cash advance fees and fees relating to additional consumer products, and any other receivables arising out of financing transactions by such Obligor; provided that the term "Receivables" shall not include any of the
     --------
     foregoing that is subject to a securitization effected from time to time in the ordinary course of business.

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          (iii) "Restricted Shares" means with respect to any Obligor, shares of stock of or other ownership interests in such Obligor or any Subsidiary thereof engaged primarily in the extension of consumer credit to third parties or securitizations of receivables related to such extension of credit, excluding without limitation any such ownership interests of the Obligors in America One Communications, Inc.

     (b)  (i)   Section 1.1 (Definitions) of the Facility Agreement shall be amended by deleting the definition "Permitted Encumbrances.";

          (ii) the definition of "financial indebtedness" in Clause 1.2(interpretation) of the Facility Agreement shall be amended by deleting, in paragraph(iv) of that definition, the words "the definition of "Permitted Encumbrance" and"; and

          (iii) Clause 44.1 (Amendments and Waivers) of the Facility Agreement shall be amended by the deletion, in Clause 44.1(e), the words "Permitted Encumbrance,".

     SECTION 3. Amendment of Section 28.5.  Section 28.5 of the Facility
                -------------------------
Agreement shall be amended by deleting such section in its entirety and replacing it with the following:

          28.5 Limitation on Liens No Obligor will, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon
     (1) any Receivables of any Obligor or (2) any Restricted Shares owned by it, in each case whether now owned or hereafter acquired, except:

          (a) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the company, the assets of which are subject to such Lien) have been established; and

          (b) Liens imposed by law (i) which are incurred in the ordinary course of business and (x) which do not in the aggregate materially detract from the value of such Receivables or Restricted Shares or materially impair the use thereof in the operation of the business of the Original Guarantor or any of its Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Receivables or Restricted Shares subject to such Lien or (ii) which do not relate to material liabilities of the Original Guarantor and its Subsidiaries and do not in the aggregate materially detract from the value of the Receivables or Restricted Shares of the Original Guarantor and its Subsidiaries taken as a whole; provided
                                                                      --------
     that no Lien permitted under this clause (b) may secure any obligation in an amount exceeding $10,000,000.

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          (c) any pledge of Receivables to a Federal Reserve Bank made in the ordinary course of business to secure advances or other transactions and manage the liquidity position of the Group.

     SECTION 4. Facility Agreement in Full Force and Effect as Amended. Except
                ------------------------------------------------------
as specifically amended hereby, all of the terms and conditions of the Facility Agreement shall remain in full force and effect. All references to the Facility Agreement in any other document or instrument shall be deemed to mean such Facility Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Facility Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Facility Agreement, as amended by this Amendment, as though the terms and obligations of the Facility Agreement were set forth herein.

     SECTION 5. Counterparts.  This Amendment may be executed in any number of
                ------------
counterparts and by different parties hereto on separate counterparts each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

     SECTION 6. Law. This Amendment shall be governed by and shall be construed
                ---
in accordance with English law.

AS WITNESS the hands of the duly authorized representatives of the parties hereto the day and year first before written.

                           CAPITAL ONE FINANCIAL CORPORATION


                           By: /s/ Stephen Linehan
                               ----------------------
                           Name:  Stephen Linehan
                           Title: Manager, Corporate Finance


                           BARCLAYS BANK PLC


                           By: /s/ Richard Herder
                               ----------------------
                           Name:  Richard Herder
                           Title: Director

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